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As filed with the Securities and Exchange Commission on January 6, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

CORPORATE OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	23-2947217
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

8815 Centre Park Drive, Suite 400
Columbia, MD 21045
(Address of principal executive offices) (Zip Code)

CORPORATE OFFICE PROPERTIES, L.P.
EMPLOYEE RETIREMENT SAVINGS PLAN
(Full title of the Plan(s))

Clay W. Hamlin, III
Chief Executive Officer
Corporate Office Properties Trust
8815 Centre Park Drive, Suite 400
Columbia, MD 21045
(Name and address of agent for service)
 (410) 730-9092
(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Corporate Office Properties, L.P. Employee Retirement Savings Plan Common Shares of beneficial interest, $0.01 par value (3)	166,600 shares	$21.06	$3,508,596	$283.85

(1)
This Registration Statement shall also cover any additional Common Shares of beneficial interest which become issuable under the Corporate Office Properties, L.P. Employee Retirement Savings Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding Common Shares of beneficial interest.

(2)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's Common Shares of beneficial interest on December 31, 2003, as reported by the New York Stock Exchange.

(3)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Corporate Office Properties, L.P. Employee Retirement Savings Plan.

PART II
Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

        Corporate Office Properties Trust (the "Registrant") and the Corporate Office Properties, L.P. Employee Retirement Savings Plan (the "Plan") hereby incorporate by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

  (a)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Commission on March 27, 2003;

  (b)
  The Registrant's Quarterly Reports on Form 10-Q, filed with the Commission on May 14, 2003, August 12, 2003 and November 12, 2003 for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003, respectively;

  (c)
  All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

  (d)
  The Registrant's Registration Statement No. 001-14023 on Form 8-A filed with the Commission on Form 8-A, pursuant to Section 12(b) of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Shares of beneficial interest.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        Title 8 of the Corporations and Associations Article of the Annotate Code of Maryland, as amended (the "Maryland REIT Law") permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant's declaration of trust, as amended, restated and supplemented (the "Declaration of Trust"), contains such a provision limiting such liability to the maximum extent permitted by Maryland law.

        The Maryland REIT Law permits a Maryland real estate investment trust to indemnify, and to advance expenses to, its trustees and officers, to the same extent as permitted by the Maryland General Corporation Law ("MGCL") for Trustees and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former Trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer only with respect to a proceeding brought to enforce indemnification under the MGCL or if the charter or bylaws of the corporation, a resolution by the board of directors, or an agreement approved by the board of directors to which the corporation is a party expressly provides for such indemnification. In addition, reasonable expenses may be advanced upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good-faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. Under the MGCL, rights to indemnification and expenses are nonexclusive, in that they need not be limited to those expressly provided by statute.

        The Declaration of Trust authorizes the Registrant, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer or (b) any individual who, while a Trustee of the Registrant and at the request of the Registrant, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such entity from and against any claim or liability to which such person may become subject or which such person may incur by reason of service in such capacity. The Bylaws obligate the Registrant, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former Trustee or officer who is made a party to the proceeding by reason of his or her service in that capacity or (ii) any such Trustee or officer who, at the request of the Registrant, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such entity and who is made a party to the proceeding by reason of his service in that capacity against any claim or liability to which he may become subject by reason of his or her status as a present or former Trustee or officer of the Registrant. The Declaration of Trust and the Bylaws also permit the Registrant to provide indemnification to any person who served a predecessor of the Registrant in any of the capacities described above and to any employee or agent of the Registrant or a predecessor of the Registrant. The Bylaws require the Registrant to indemnify a Trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity.

        The Maryland REIT Law and the Bylaws may permit indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), or the 1934 Act. The Board of Trustees has been advised that, in the opinion of the Commission, indemnification for liabilities arising under the 1933 Act or the 1934 Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

        The Registrant maintains trustees' and officers' liability insurance coverage.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

Exhibit Number	Exhibit
4	Instruments Defining the Rights of Shareholders. Reference is made to Registrant's Registration Statement No. 001-14023 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.
5	Opinion and consent of Morgan, Lewis & Bockius LLP.
23.1	Consent of Independent Accountants.
23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-5 of this Registration Statement.

Item 9. Undertakings

        A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

        D. The undersigned Registrant hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner for purposes of obtaining a favorable determination letter with respect to the qualified status of the Plan under Section 401(a) of the Internal Revenue Code and has made or will make all changes required by the IRS in order to obtain such favorable determination letter.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland on this 6th day of January, 2004.

Corporate Office Properties Trust
By:	/s/ RANDALL M. GRIFFIN Randall M. Griffin President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That the undersigned officers and directors of Corporate Office Properties Trust, a Maryland real estate investment trust, do hereby constitute and appoint Randall M. Griffin, President and Chief Operating Officer and Roger A. Waesche, Jr., Senior Vice President and Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said real estate investment trust to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JAY H. SHIDLER Jay H. Shidler	Chairman of the Board of Trustees	January 6, 2004
/s/ CLAY W. HAMLIN, III Clay W. Hamlin, III	Chief Executive Officer and Trustee	January 6, 2004

/s/ RANDALL M. GRIFFIN Randall M. Griffin	President and Chief Operating Officer (Principal Executive Officer)	January 6, 2004
/s/ ROGER A. WAESCHE, JR. Roger A. Waesche, Jr.	Senior Vice President and Chief Financial Officer (Chief Accounting and Financial Officer)	January 6, 2004
/s/ THOMAS F. BRADY Thomas F. Brady	Trustee	January 6, 2004
Betsy Z. Cohen	Trustee
/s/ ROBERT L. DENTON Robert L. Denton	Trustee	January 6, 2004
/s/ STEVEN D. KESLER Steven D. Kesler	Trustee	January 6, 2004
/s/ KENNETH S. SWEET, JR. Kenneth S. Sweet, Jr.	Trustee	January 6, 2004
/s/ KENNETH D. WETHE Kenneth D. Wethe	Trustee	January 6, 2004

THE PLAN

        Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees of the Corporate Office Properties, L.P. Employee Retirement Savings Plan have duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland on this 6th day of January, 2004.

Employee Retirement Savings Plan
By:	/s/ RANDALL M. GRIFFIN Randall M. Griffin President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
4	Instruments Defining the Rights of Shareholders. Reference is made to Registrant's Registration Statement No. 001-14023 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.
5	Opinion and consent of Morgan, Lewis & Bockius LLP.
23.1	Consent of Independent Accountants.
23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-5 of this Registration Statement.

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PART II Information Required in the Registration Statement
SIGNATURES
POWER OF ATTORNEY
THE PLAN
EXHIBIT INDEX